EXHIBIT 10.1


                             SEPARATION AGREEMENT


         This Separation Agreement (this "Separation Agreement") is entered into as of July 28, 2004 (the "Effective Date"), by and between NATCO Group Inc., a Delaware corporation (the "Company"), and Nathaniel A. Gregory ("Individual") (each a "Party" and, collectively, the "Parties").


                                   RECITALS
                                   --------

         WHEREAS, Individual currently serves as a member and the Chairman of the Company's Board of Directors (the "Board") and as the Chief Executive Officer of the Company;

         WHEREAS, the Company and Individual have agreed that Individual will resign from the Board and from the offices of Chairman of the Board and Chief Executive Officer of the Company as and when specified below;

         WHEREAS, the Company and Individual are parties to that certain Employment Agreement dated December 11, 2002 (the "Employment Agreement");

         WHEREAS, in recognition of Individual's agreement to resign the offices described above, the Company and Individual wish to terminate their respective obligations under the Employment Agreement and, in connection therewith, to memorialize in this Separation Agreement the terms and conditions upon which the Parties have agreed to do so.

         NOW, THEREFORE, in consideration of the premises set forth above and the covenants contained in this Separation Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Parties, the Parties hereby agree as set forth herein.

                                   AGREEMENT
                                   ---------

1. Effective Date. This Separation Agreement is effective on the Effective Date, but is subject to revocation as provided in Section 17.

2. Resignation as Member of the Board/Termination of Employment; Termination of Employment Agreement; Waiver of Severance Benefits; Waiver of Right to Terminate.

         (a) Resignation as Member of the Board/Termination of Employment. Individual agrees that he will resign the office of Chairman of the Board effective as of the Effective Date and as a member of the Board as of the Separation Date (as defined below). Individual and the Company agree that Individual's employment by the Company as the Chief Executive Officer will terminate as of September 7, 2004 (the "Separation Date") and, to the extent not already effected, Individual agrees to resign that and any other office or position with the Company and each of its subsidiaries and controlled affiliated entities ("Subsidiaries") effective as of the Separation Date. As used in this Separation Agreement, the term "affiliate" (and each variation thereof) shall have the same meaning as ascribed to it in the General Rules and Regulations under the Securities Act of 1933, as amended.

         (b) Termination of Employment Agreement. The Employment Agreement shall terminate as of the Separation Date, and neither Party shall have any rights or obligations under the Employment Agreement after that date, except for those rights and obligations continuing in effect as provided in this Separation Agreement.

         (c) Waiver of Severance Payments. Individual acknowledges that the benefits set forth in this Separation Agreement satisfy all obligations to him with respect to severance compensation under the Company's current severance plan or, subject to Section 2(b), arising out of or relating to the Employment Agreement, and hereby waives his right to any other severance payments and benefits to which he otherwise might be entitled under the Company's current severance plan or policy or arising, subject to Section 2(b), out of or relating to the Employment Agreement.

         (d) Waiver of Rights to Terminate. Individual represents to the Company that, as of the Effective Date, no "Cause" (as defined in the Employment Agreement) has occurred, and in reliance on this representation the Company waives any right to terminate Individual's employment pursuant to Section 12(c) of the Employment Agreement for events occurring on or before the Effective Date. Without limiting the provisions of this Separation Agreement, each of Individual and the Company agrees not to exercise any right to terminate Individual's employment pursuant to Section 12(d) of the Employment Agreement.

3. Certification of Financial Reports. Individual acknowledges that, as Chief Executive Officer of the Company, he is the person authorized and responsible for signing and certifying, as chief executive officer, the Company's Form 10-Q for the quarter ended June 30, 2004 in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and, to the extent that the certificate accurately sets forth the matters stated therein, Individual hereby agrees to do so in accordance with applicable law.

4.       Monetary Severance Payments.

         (a) Payment of Accrued Wages. On the Separation Date, the Company shall pay to Individual an amount equal to (i) any accrued but unpaid salary, including amounts payable for the stub period September 1-7, 2004; plus (ii) the value of any accrued but unused vacation through the Separation Date; and less (iii) all required payroll, income and other tax withholdings and all other required deductions.

         (b) Severance Payments. Subject to Individual's compliance with all the terms of this Separation Agreement and executing and not revoking the release of claims set forth on Exhibit A, sufficient consideration for which Individual acknowledges and agrees is provided in this Separation Agreement, the Company shall pay to Individual:

                  (i) on the Effective Date, $1,296,655.35, and Individual acknowledges receipt of this payment by the Company's making appropriate payroll, income and other tax withholdings and all other required deductions on account of that payment and Individual's exercise of options as provided in
                           Section 10 and the Company's application of the remaining amount, being $826,745.89 (the "Net Initial Severance Payment"), to his obligation to pay the Company for shares acquired on Individual's exercise of options as provided in Section 10; and

                  (ii) on or before October 7, 2004, $992,344.65, which payment shall be subject to all required payroll, income and other tax withholdings and all other required deductions, but the Company will use reasonable efforts, consistent with applicable law, to minimize the amount of withholding.

         (c) Bonus. The Company agrees that Individual shall be entitled to receive the bonus otherwise payable to him under the Company's 2004 Bonus Plan, based on his period of employment during 2004, as follows:

                  (i) The financial component of Individual's bonus shall be based on the period January 1, 2004, through the Separation Date, shall be determined by the Board on or prior to October 7, 2004, and shall be payable to Individual on that date.

                  (ii) The discretionary component of Individual's bonus (if any) shall be determined by the Board and be paid in 2005 contemporaneously with bonus payments to employees of the Company.

5. Advisory Services. In consideration of the monetary severance payments in Section 4 of this Separation Agreement (other than those provided in Sections 4(a) and (c) heretofore earned by him), for a period of one year after the Separation Date, Individual agrees to make himself available at such times and places as are reasonably agreeable to the Parties to provide up to 20 hours per month of advisory services to the Company, if and as requested by the Board, at no additional charge other than reimbursements for out-of-pocket expenses in accordance with policies then generally in effect for the Company's employees.

6. Welfare Benefits. The Company agrees that Individual and his dependents shall be permitted to continue to participate (on the same basis as an active employee) in any Company-provided life insurance, medical, dental or vision plan (or any replacement plans sponsored or maintained by the Company or any Subsidiary), as it may be amended or modified from time to time, in which Individual or any of his eligible dependents participate as of the Separation Date in accordance with the terms of such plans for a period of 36 months following the Separation Date. To the extent that Individual or Individual's dependents are eligible for continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), Individual acknowledges and agrees that such coverage provided by the Company in the preceding sentence shall satisfy any and all of the Company's obligations under COBRA to the extent that the coverage continues for a period not less than that which would be provided by COBRA.

7. Stock Options. As of the Separation Date, all of Individual's then outstanding and unvested stock options, all of which are listed on
         Schedule II hereto, shall become fully vested. Individual may exercise those stock options, as well as any and all other of his stock options that are outstanding after implementation of Section 10 of this Separation Agreement and currently vested, at any time on or before the date occurring 18 months after the Separation Date, but any such stock options not exercised by that date shall terminate and be canceled as of that date, and Individual shall no longer have any rights with respect to those stock options.

8.       Reimbursements; Allowances.

         (a) Living and Commuting Expenses. Individual shall be entitled to reimbursement consistent with past practice of automobile, business, living and commuting expenses incurred on or before the Separation Date, in accordance with Sections 4(d)-(f) and 6 of the Employment Agreement.

         (b) Attorneys' Fees. Individual shall be entitled to reimbursement of the fees and disbursements of his attorney (if any) for review of this Separation Agreement in an amount not to exceed $3,000.

         (c) Moving Expenses. Individual shall be entitled to a moving allowance in an amount not to exceed $8,000 for relocation of his personal property from Houston, Texas to Greenwich, Connecticut.

         (d) Rights to Insurance and Indemnification. From and after the Effective Date and to the extent permitted by law, the Company shall cause (i) all rights to indemnification currently existing under the respective certificates of incorporation and bylaws of the Company and its Subsidiaries in favor of Individual with respect to his activities as a director, officer and employee of the Company and its Subsidiaries prior to the Effective Date to continue in full force and effect for a period of six years and (ii) Individual, with respect to his activities as a director, officer and employee of the Company and its Subsidiaries prior to the Effective Date, to be covered for a period of six years from the Effective Date by policies procured by or on behalf of the Company to insure directors and officers against liability to the same extent as the individuals then serving as directors and senior officers of the Company.

9. Office Space and Support. The Company agrees that Individual shall have access, through December 31, 2004, to the office space, parking and related administrative support at the office space currently provided to him by the Company in Connecticut in accordance with past practice and without cost to Individual.

10.      Exercise of Stock Options; Repayment of Loan

         (a) Option Exercise. Individual, as of the Effective Date, does hereby exercise his stock options granted on July 31, 1997 (the "July Options") to purchase 164,363 shares of common stock of the Company in accordance with their terms.

         (b) Share Sale. Individual does hereby sell to the Company, and the Company does hereby purchase from Individual, as of the Effective Date, 468,452 shares of Company common stock for a price equal to $7.859 per share (or an aggregate of $3,681,564.27, being the "Stock Sale Proceeds"). These shares of common stock do not include any shares acquired by Individual through exercise of the July Options under
                  Section 10(a).

         (c) Transfer of Funds and Share Certificates. To effect the transactions described in Sections 10(a) and (b):

                  (i) Individual hereby directs the Company to apply the Net Initial Severance Payment payable to him under
                           Section 4(b)(i) to pay the purchase price for the shares acquired by him pursuant to the exercise of the July Options under Section 10(a). Individual acknowledges receipt of the Net Initial Severance Payment under Section 4(b)(i) through this application, and the Company acknowledges the receipt of an amount equal to the Net Initial Severance Payment in payment for the shares acquired under Section 10(a).

                  (ii) Individual hereby directs the Company to apply the Stock Sale Proceeds otherwise payable to him pursuant to Section 10(b) to pay the balance of the outstanding loans that the Company has made to him (the "Loans"), first to accrued but unpaid interest and then to principal. Individual acknowledges receipt of the Stock Sale Proceeds pursuant to
                           Section 10(b) through this application, and the Company acknowledges receipt of an amount equal to the Stock Sale Proceeds plus additional cash in the amount of $5,658.10 as payment of the entire balance of principal and interest on the Loans and other amounts outstanding as of the Effective Date, which Loans are hereby acknowledged to be paid in full.

                  (iii) The Company has delivered to Individual certificates representing the shares issued to him as provided in Section 10(a), and Individual acknowledges receipt of those certificates. Individual has delivered to the Company certificates representing the shares purchased and sold as provided in Section 10(b), duly endorsed to the Company, and the Company acknowledges receipt of those certificates.

11.      Company Property.

         (a) Return of Company Property. Individual agrees that, as of the Separation Date, Individual will have returned to the Company any physical or personal property that is the property of the Company or any Subsidiary that Individual has in his possession, custody or control, including without limitation (i) all Company files, memoranda, records and other documents in whatever form, and all copies thereof, and all Company badges, keys and credit cards and (ii) the Company's automobile that he has been using.

         (b) Access to Company Property. For such period of time after the Separation Date as shall be reasonable under the circumstances, the Company shall provide Individual with reasonable access to such files, expense reports, rolodexes and other similar items as Individual may request in connection with his tax and other personal matters.

12. No Other Payments or Benefits. Individual acknowledges and agrees that the amount of money and/or benefits that Individual will receive under this Separation Agreement is limited to what is set forth in this Separation Agreement. Individual further acknowledges and agrees that, unless otherwise expressly set forth in this Separation Agreement or required by law and except for such other benefits that Individual has accrued as of the Separation Date as a result of his participation in any benefit plans of the Company or any of its affiliates, as of the Separation Date Individual is no longer eligible to participate in and shall not receive any further payments or benefits under any stock option, bonus, incentive compensation, employment contract, or medical, dental, life insurance, retirement, and other compensation or benefit agreements, plans or arrangements of the Company.

13.      Complete Release.

         (a) In General. Individual irrevocably and unconditionally releases, waives and discharges all Claims (as defined in Section 13(b)) that Individual has or may have from the beginning of time through the Effective Date against the Released Parties (as defined herein), except that Individual is not releasing (i) any Claim that relates to Individual's right to enforce this Separation Agreement, (ii) any Claim against any Released Party for the failure of the Company or any of its Subsidiaries to provide to Individual any vested benefits or right under its employee benefit plans (if any) in which Individual is vested or entitled, (iii) any Claim that may arise based on acts or omission after the Effective Date, (iv) any Claim for defense and/or indemnification under the charter or bylaws of the Company or any Subsidiary, any applicable agreement, any other corporate document or any statute, or (v) any defense that may be available to Individual with respect to any claim or cause of action that the Company, any Subsidiary or any other Released Party may hereafter assert against Individual. For purposes of this Separation Agreement, the "Released Parties" are the Company and all Subsidiaries (including corporations, limited liability companies, partnerships, and joint ventures) and, with respect to each of the Company and its Subsidiaries, each of their respective predecessors and successors and (to the extent relating to their positions or activities as such) past and present employees, officers, directors, shareholders, owners, partners, members, representatives, assigns, attorneys, as well as their employee benefit programs (and, in their capacities as such, the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the foregoing identified Released Parties. Individual further agrees that in consideration for the promises and payments received herein, and to effect a full and complete release of all Claims through and including the Separation Date, he will execute without modification or amendment on the Separation Date the Release of Claims attached hereto as Exhibit A.

         (b)      Claims Released. Subject only to the exceptions noted in
                  Section 13(a), INDIVIDUAL IS VOLUNTARILY RELEASING ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS, PROMISES, CAUSES OF ACTION, OR SIMILAR RIGHTS OF ANY TYPE THAT INDIVIDUAL HAS OR MAY HAVE AS OF THE EFFECTIVE DATE WITH RESPECT TO ANY RELEASED PARTY (IN SUCH RELEASED PARTY'S CAPACITY AS SUCH) THAT RELATE TO INDIVIDUAL'S EMPLOYMENT WITH THE COMPANY AND ITS SUBSIDIARIES AND/OR THE TERMINATION THEREOF ("CLAIMS"). Individual understands that the Claims Individual is releasing might arise under general employment policies or agreements between the Company and Individual or under any constitution, law, regulation, or ordinance that may apply, including the United States Constitution, the Texas or other state constitution, federal, state and local statutes, regulations, other administrative guidance, or common law doctrines, such as, but not limited to, the following:

                  Anti-discrimination statutes, such as the Age Discrimination in Employment Act and Executive Order 11,141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act of 1963, which prohibits paying men and women unequal pay for the same work; the Americans With Disabilities Act of 1990 and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Equal Employment Opportunity Act of 1972; and any other federal, state, or local laws prohibiting employment discrimination, all as amended.

                  Federal employment statutes, such as the Workers Adjustment and Retraining Notification Act of 1988, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, as amended, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; the National Labor Relations Act, as amended; and any other federal laws relating to employment, such as veterans' reemployment rights laws, all as amended.

                  Other laws, such as any federal, state, or local human rights, fair employment, and other laws and regulations and/or executive orders prohibiting discrimination on account of age, race, sex, sexual orientation, national origin, religion, handicap, disability, marital status, citizenship, veterans status, or other protected category; any federal, state, or local laws restricting an employer's right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, breach of contract, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims.

         (c) Pursuit of Released Claims. Individual represents that neither Individual nor his heirs, agents, representatives or attorneys have filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim that Individual is releasing in this Separation Agreement. Individual represents that he has not brought or filed, and to the extent permitted by law will not bring or file, any claim, charge, or action with respect to any Claim against the Released Parties, or any of them, and, except as prohibited by law, agrees not to seek any recovery arising out of, based upon, or relating to matters released hereunder.

         (d) Non-Admission of Liability. Nothing in this Separation Agreement shall be construed as an admission of liability by the Released Parties; rather, Individual and the Released Parties are resolving all matters arising out of the employer-employee relationship between the Company and its Subsidiaries and Individual, as to each of which the Released Parties each deny any liability.

         (e) Representations and Agreements of the Company. Individual's agreement to assent to and execute the releases contemplated under this Section 13 and Exhibit A hereto is expressly contingent upon the representation of the Company that, assuming Individual's compliance with the provisions of this Separation Agreement and the accuracy of his representations in this Separation Agreement, as of the Effective Date neither it nor any of its Subsidiaries intends to make any claim or file suit or other action against Individual. The Company agrees, on its own behalf and on behalf of its Subsidiaries, not to make any claim or bring or join any lawsuit against Individual in any court (except as necessary to protect the rights of the Company and the other Released Parties under this Separation Agreement) to the extent that such claim or lawsuit is predicated on matters known at the Effective Date by the Audit Committee or the Nominating, Governance and Compensation Committee of the Board and relating to Individual's employment, membership on the Board, events occurring during Individual's employment or membership on the Board, or the termination of Individual's employment or membership on the Board. The Company represents that, as of the Effective Date, neither it nor any of its Subsidiaries has brought or joined any lawsuit or filed any charge or claim against Individual in any court or before any government agency and has made no assignment of any rights that the Company or any of its Subsidiaries has asserted or may have against Individual to any person or entity. The Company agrees that it will reaffirm the foregoing representations and agreements in this subsection as of the Separation Date.

14.      Non-competition; Confidentiality; Non-solicitation.

         (a) Non-competition. The Company is engaged in the business of providing equipment, systems and services used in the production of crude oil and natural gas to separate oil, gas and water and to remove contaminants (the "Business") in numerous countries throughout the world. Individual agrees that for the limited and reasonable period of one year after the Separation Date, Individual shall not, directly or indirectly, engage in the Business for his own account, or own or invest in (except through ownership of securities of the Company or less than 5% of the securities of another publicly traded company), manage, join, operate or control, or participate in the ownership, management, operation or control of, or serve as a director, member, officer, employee, partner, consultant or otherwise with, or permit his name to be used by or in connection with, any profit or non-profit business or organization other than the Company engaged in the Business in any country in which the Company or its Subsidiaries have engaged in the Business during the period of Individual's employment with the Company.

         (b) Intangible and Other Property Rights; Confidentiality. Individual shall continue to remain bound by the provisions of Sections 9 and 10 of the Employment Agreement both before and after the Separation Date.

         (c) Non-solicitation. For a period of one year after the Separation Date, Individual agrees that Individual will not, directly or indirectly, solicit for employment any person who is, or within the six months preceding the Effective Date was, an officer, manager, employee or consultant of the Company or any of its Subsidiaries, unless such individual's employment or other relationship was terminated by the Company or any of its Subsidiaries, as applicable, before Individual's solicitation.

         (d) No Disparagement. Each Party agrees that it shall not make any oral or written, public or private, statements that are disparaging of the other Party or (in the case of statements by Individual) of the other Released Parties.

         (e) Acknowledgments; Injunctive Relief. Each Party hereto acknowledges that (i) the preceding subsections of this Sections 14 are reasonable and necessary to protect the legitimate interests of the Company (in the case of each such subsection) and Individual (in the case of subsection
                  (d)), and (ii) any violation of such subsections of this
                  Section 14 will result in irreparable injury to such Party, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to such Party for such a violation. Accordingly, each Party agrees that, if such Party violates the provisions of any such subsection, the other Party shall be entitled, in addition to any other remedy which may be available at law or in equity, to specific performance and injunctive relief without the necessity of proving actual damages or posting a bond.

15.      Additional Promises.

         (a) Taxes. Individual is responsible for paying any taxes on amounts of compensation or other benefits received by Individual under this Separation Agreement other than any taxes payable by an employer, such as employer's share of FICA and FUTA taxes. Individual agrees that the Company is to withhold all taxes it determines it is legally required to withhold. Individual further agrees not to make any claim against the Company, any Released Party or any other person based on how the Company reports amounts paid under this Separation Agreement to tax authorities (provided that such reporting is consistent with applicable authority) or if an adverse determination by a tax authority is made as to the tax treatment of any amounts payable under this Separation Agreement. In addition, Individual understands and agrees that the Company has no duty to try to prevent such an adverse determination.

         (b) References. The Company agrees to direct all requests for references concerning Individual to the Company's senior executive responsible for Human Resources, and the Company agrees to use all reasonable efforts to respond to any request for references concerning Individual by stating, in sum and substance, that the Company's policy for former employees is to provide only the hire and termination dates of employment and the final job title, which information shall be provided.

         (c) Cooperation. Individual agrees that he shall sign any documents reasonably requested by the Company in implementing this Separation Agreement and transitioning his responsibilities to others (provided that no such document would expose Individual to liability or require Individual to surrender any rights) and shall cooperate with the Company in implementing this Separation Agreement and transitioning his responsibilities to others.

16.      Consequences of Violating Separation Agreement.

         (a) General Consequences. If either Individual or the Company brings a lawsuit or other action against the other for the enforcement of the terms of this Separation Agreement, then the prevailing Party shall be entitled to an award of counsel fees and costs of suit, in addition to any other remedies. If Individual brings an action or lawsuit against the Company (other than with respect to the exceptions noted in Section 13 (a)), then, to the extent permitted by applicable law and ordered by a court or arbitration panel of competent jurisdiction, any award of damages to Individual shall be reduced or offset by any payments or benefits made, granted, or provided by the Company under subsection 4(b) of this Separation Agreement.

         (b) Challenges to Validity. Individual agrees that, before he may attempt to rescind this Separation Agreement, revoke it as provided in Section 17, or have it declared rescinded or invalid as a whole, he must first to offer to cancel this Separation Agreement by notifying the Company of that offer, which must be accompanied by a certified check, issued by a bank in the United States insured by the Federal Deposit Insurance Corporation, to the Company in an amount equal to all amounts Individual has received in connection with this Separation Agreement, including amounts Individual has directed be applied by the Company to obligations Individual has or has had to the Company. If the Company accepts Individual's offer, the Company may deposit the check in its name and this Separation Agreement will be canceled. If it rejects Individual's offer, the Company will notify Individual and deposit the check in an interest-bearing account pending a determination of the validity or continued enforceability of this Separation Agreement. If it is determined that this Separation Agreement is not invalid or should not be rescinded, the Company will pay Individual the amount in the account, less any amounts Individual owes the Company. If Individual revokes this Separation Agreement as provided in Section 17, or it is determined that this Separation Agreement is invalid or should be rescinded, the Company or its designee is to retain that amount.

17. Review Period of Separation Agreement. Individual acknowledges that, before signing this Separation Agreement, Individual was informed that Individual was entitled to a period of at least 21 days in which to consider this Separation Agreement. Individual represents that he has taken as much of the 21 days as he deemed appropriate to consider this Separation Agreement prior to signing this Separation Agreement. Individual further acknowledges that: (i) Individual carefully read this Separation Agreement; (ii) Individual fully understands it; and
         (iii) Individual is entering into it voluntarily. Individual further acknowledges that the Company encouraged him to discuss this Separation Agreement with an attorney and financial advisor (for tax and accounting advice) before signing it and that Individual did so to the extent Individual deemed appropriate. Individual also understands that Individual may revoke this Separation Agreement within seven days after Individual signs it. Any such revocation must be in writing directed to the Chairman of the Board, must specifically revoke this Separation Agreement, and must be received at the Company's premises no later than 5:00 p.m. on the seventh day following the Effective Date. If Individual revokes this Separation Agreement, Individual acknowledges and agrees that he will not receive the payments and/or benefits that are set forth herein and conditioned upon Individual's execution of this Separation Agreement and immediately to refund all amounts he has received through that time under this Agreement, including all amounts he has directed the Company to apply to obligations he has or has had to the Company.

18.      Miscellaneous.

         (a) Entire Agreement. This Separation Agreement, including the provisions of the Employment Agreement continuing in effect as provided in this Separation Agreement, is the entire agreement between Individual and the Company regarding the matters herein and supersedes all prior or contemporaneous written or oral agreements or understandings. Notwithstanding the foregoing, that certain Registration Rights Agreement dated as of November 18, 1998 among the Company and Capricorn Investors, L.P. and Capricorn Investors II, L.P. and, subject to the express provisions of this Separation Agreement, each outstanding stock option held by Individual shall continue in full force and effect. This Separation Agreement may not be modified or canceled in any manner except by a writing signed by both Individual and the Company. Each Party acknowledges that the other Party has made no representations or promises to such Party, other than those in this Separation Agreement, and that such Party has not relied on any representations or promises in signing this Separation Agreement, other than the representations and promises contained herein.

         (b) Successors. This Separation Agreement binds the Company and its successors and assigns and Individual and his heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of both Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

         (c) Interpretation. This Separation Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against either Party to this Separation Agreement. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other, and references to "Sections" are to Sections of this Separation Agreement. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Separation Agreement. This Separation Agreement shall be governed by the statutes and common law of the State of Texas, excluding its conflict-of-laws principles and provisions. The Company and Individual agree that they will submit to the personal jurisdiction of any court of competent jurisdiction in the County of Harris, State of Texas, regarding any claim or lawsuit arising out of Individual's employment with the Company, the Claims released in this Separation Agreement, or the interpretation or enforcement of this Separation Agreement, and the Company and Individual further agree that they waive all rights to assert claims of forum non conveniens or other similar claims regarding such jurisdiction.

PLEASE READ THIS AGREEMENT CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
                   ---------------------------------------

I HAVE READ THE FOREGOING AGREEMENT AND I ACCEPT AND AGREE TO ITS PROVISIONS VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. FURTHER, I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS AGREEMENT AND HAVE DONE SO.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement as set forth below as of the date first set forth above.

"Individual"


                                    /s/  Nathaniel A. Gregory
                                    ------------------------------------------
                                    Nathaniel A. Gregory


"Company"                           NATCO Group Inc.


                                    By:  /s/  John U. Clarke
                                       ---------------------------------------
                                                                John U. Clarke
                                            Chairman, Governance, Nominating &
                                                        Compensation Committee

                                                                     EXHIBIT A
                                                                     ---------

                               RELEASE OF CLAIMS

         This Release of Claims (this "Release") is entered into and effective as of September 7, 2004, by and between NATCO Group Inc., a Delaware corporation (the "Company"), and Nathaniel A. Gregory ("Individual").

1. In General. In consideration for the promises and payments received in the Separation Agreement, entered into as of July 28, 2004, by and between the Company and Individual (the "Separation Agreement") , Individual irrevocably and unconditionally releases, waives and discharges all Claims (as defined in Section 2 below) that Individual has or may have through September 7, 2004 (the "Separation Date") against the Released Parties (as defined herein), except that Individual is not releasing (i) any Claim that relates to Individual's right to enforce this Separation Agreement, (ii) any Claim against any Released Party for the failure of the Company or any of its subsidiaries and controlled affiliated entities ("Subsidiaries") to provide to Individual any vested benefits or right under its employee benefit plans (if any) in which Individual is vested or entitled, (iii) any Claim that may arise based on acts or omission after the Separation Date, (iv) any Claim for defense and/or indemnification under the charter or bylaws of the Company or any Subsidiary, any applicable agreement, any other corporate document or any statute, or (v) any defense that may be available to Individual with respect to any claim or cause of action that the Company, any Subsidiary or any other Released Party may hereafter assert against Individual. For purposes of this Release, the "Released Parties" are the Company and all Subsidiaries (including corporations, limited liability companies, partnerships, and joint ventures) and, with respect to each of the Company and its Subsidiaries, each of their respective predecessors and successors and (to the extent relating to their positions or activities as such) past and present employees, officers, directors, shareholders, owners, partners, members, representatives, assigns, attorneys, as well as their employee benefit programs (and, in their capacities as such, the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the foregoing identified Released Parties.

2. Claims Released. Subject only to the exceptions noted in Section 1, INDIVIDUAL IS VOLUNTARILY RELEASING ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS, PROMISES, CAUSES OF ACTION, OR SIMILAR RIGHTS OF ANY TYPE THAT INDIVIDUAL HAS OR MAY HAVE AS OF THE SEPARATION DATE WITH RESPECT TO ANY RELEASED PARTY (IN SUCH RELEASED PARTY'S CAPACITY AS SUCH) THAT RELATE TO INDIVIDUAL'S EMPLOYMENT WITH THE COMPANY AND ITS SUBSIDIARIES AND/OR THE TERMINATION THEREOF ("CLAIMS"). Individual understands that the Claims Individual is releasing might arise under general employment policies or agreements between the Company and Individual or under any constitution, law, regulation, or ordinance that may apply, including the United States Constitution, the Texas or other state constitution, federal, state and local statutes, regulations, other administrative guidance, or common law doctrines, such as, but not limited to, the following:

         Anti-discrimination statutes, such as the Age Discrimination in Employment Act and Executive Order 11,141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act of 1963, which prohibits paying men and women unequal pay for the same work; the Americans With Disabilities Act of 1990 and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Equal Employment Opportunity Act of 1972; and any other federal, state, or local laws prohibiting employment discrimination, all as amended.

         Federal employment statutes, such as the Workers Adjustment and Retraining Notification Act of 1988, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, as amended, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; the National Labor Relations Act, as amended; and any other federal laws relating to employment, such as veterans' reemployment rights laws, all as amended.

         Other laws, such as any federal, state, or local human rights, fair employment, and other laws and regulations and/or executive orders prohibiting discrimination on account of age, race, sex, sexual orientation, national origin, religion, handicap, disability, marital status, citizenship, veterans status, or other protected category; any federal, state, or local laws restricting an employer's right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, breach of contract, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims.

3. Pursuit of Released Claims. Individual represents that neither Individual nor his heirs, agents, representatives or attorneys have filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim that Individual is releasing in this Release of Claims. Individual represents that he has not brought or filed, and to the extent permitted by law will not bring or file, any claim, charge, or action with respect to any Claim against the Released Parties, or any of them, and, except as prohibited by law, agrees not to seek any recovery arising out of, based upon, or relating to matters released hereunder.

4. Non-Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability by the Released Parties; rather, Individual and the Released Parties are resolving all matters arising out of the employer-employee relationship between the Company and its Subsidiaries and Individual, as to each of which the Released Parties each deny any liability.

5. Representations and Agreements of the Company. Individual's agreement to assent to and execute this Release is expressly contingent upon the representation of the Company that, assuming Individual's compliance with the provisions of the Separation Agreement and this Release and the accuracy of his representations in the Separation Agreement and this Release, as of the Separation Date, neither it nor any of its Subsidiaries intends to make any claim or file suit or other action against Individual. The Company agrees, on its own behalf and on behalf of its Subsidiaries, not to make any claim or bring or join any lawsuit against Individual in any court (except as necessary to protect the rights of the Company and the other Released Parties under this Release) to the extent that such claim or lawsuit is predicated on matters known at the Separation Date by the Audit Committee or the Nominating, Governance and Compensation Committee of the Board and relating to Individual's employment, membership on the Board, events occurring during Individual's employment or membership on the Board, or the termination of Individual's employment or membership on the Board. The Company represents that, as of the Separation Date, neither it nor any of its Subsidiaries has brought or joined any lawsuit or filed any charge or claim against Individual in any court or before any government agency and has made no assignment of any rights that the Company or any of its Subsidiaries has asserted or may have against Individual to any person or entity.

IN WITNESS WHEREOF, Individual and the Company have executed this Release as set forth below as of the date first set forth above.

"Individual"


                                        By:
                                          ------------------------------------
                                          Nathaniel A. Gregory


"Company"                               NATCO Group Inc.


                                        By:
                                           -----------------------------------
                                                                John U. Clarke
                                          Chairman, Governance, Nominating and
                                                        Compensation Committee